Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin

Senior Director, Investor Relations

Irelations@buckeye.com

(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS 2012 SECOND QUARTER EARNINGS RESULTS

AND DECLARES CASH DISTRIBUTION

HOUSTON, August 3, 2012 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the second quarter of 2012 of $54.4 million, or $0.55 per diluted unit, compared to net income attributable to Buckeye’s unitholders for the second quarter of 2011 of $92.0 million, or $1.00 per diluted unit. Buckeye’s Adjusted EBITDA (as defined below) for the second quarter of 2012 was $119.9 million compared with Adjusted EBITDA of $117.6 million for the second quarter of 2011. Operating income for the second quarter of 2012 was $81.8 million compared to $85.9 million for the second quarter of 2011. Net income attributable to Buckeye’s unitholders for the second quarter of 2011 benefited from a gain of $34.1 million on the sale of a minority equity interest in West Texas LPG Pipeline Limited Partnership.

“Improvement in our Adjusted EBITDA over the second quarter of 2011 primarily reflects the successful integration of our pipeline and terminal acquisitions made during 2011,” stated Clark C. Smith, President and Chief Executive Officer. “During the quarter, we experienced improving business conditions for our domestic pipelines and terminals as well as in our international operations, though we continue to be challenged in our Energy Services segment as backwardation and continued basis volatility negatively impacted our results. Looking forward, strengthening domestic volumes and increasing demand for storage, both domestically and internationally, are expected to contribute to improved results.”

Mr. Smith continued, “We are excited to be moving forward with our integration and commercialization plans on our recently completed purchase of the Perth Amboy, New Jersey, marine terminal facility. Our teams are working to transform this facility into a highly-efficient, multi-product storage, blending, and throughput facility with a direct connection to our Linden complex. Another important milestone reached during the second quarter was the execution of a lease agreement with a major international petroleum company for 1.1 million barrels of storage capacity that was placed into service July 1, representing the initial phase of our BORCO expansion.”

Buckeye also announced today that its general partner declared a cash distribution of $1.0375 per limited partner (“LP”) unit for the quarter ended June 30, 2012. Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement. The distribution will be payable on August 31, 2012 to unitholders of record on August 15, 2012. This cash distribution represents a 2.5% increase over the $1.0125 per LP unit distribution declared for the second quarter of 2011. Buckeye has paid cash distributions in each quarter since its formation in 1986.

Buckeye will host a conference call with members of executive management today, August 3, 2012, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://investor.shareholder.com/media/eventdetail.cfm?eventid=116084&CompanyID=AMDA-QJUY2&e=1&mediaKey=D17492E652916DA0EAD3A8A9634A6324 10 minutes prior to its start. Interested parties may participate in the call by dialing 877-870-9226 and referencing conference ID 99543111. A replay will be archived and available at this link through September 3, 2012, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 99543111.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with over 6,000 miles of pipeline. Buckeye also owns approximately 100 liquid petroleum products terminals with aggregate storage capacity of approximately 69 million barrels, operates and/or maintains approximately 2,800 miles of pipeline under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations. Buckeye’s flagship marine terminal in The Bahamas, BORCO, is one of the largest crude oil and petroleum products storage facilities in the world, serving the international markets as a premier global logistics hub. More information concerning Buckeye can be found at www.buckeye.com.

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Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of refined petroleum products and the value of natural gas storage services, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets, including the Perth Amboy facility, with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, including anticipated benefits from the planned expansion and modernization of the Perth Amboy facility, and (x) an unfavorable outcome with respect to the order issued by the Federal Energy Regulatory Commission (“FERC”) on March 30, 2012 regarding the methodology used by Buckeye Pipe Line Company, L.P. to set tariff rates on its pipeline system and related proceedings before FERC. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our most recently filed Quarterly Report on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Product sales	$745,863	$853,706	$1,773,751	$1,891,262
Transportation and other services	236,777	223,386	468,328	438,366

Total revenue	982,640	1,077,092	2,242,079	2,329,628

Costs and expenses:
Cost of product sales and natural gas storage services	747,155	854,341	1,778,640	1,892,303
Operating expenses	101,466	89,869	199,021	170,133
Depreciation and amortization	34,325	29,756	67,352	55,997
General and administrative	17,877	17,191	34,852	32,697

Total costs and expenses	900,823	991,157	2,079,865	2,151,130

Operating income	81,817	85,935	162,214	178,498

Other income (expense):
Earnings from equity investments	1,786	2,034	3,734	5,381
Gain on sale of equity investment	—	34,112	—	34,112
Interest and debt expense	(27,612)	(28,596)	(56,422)	(57,093)
Other income (expense)	35	107	(33)	507

Total other income (expense), net	(25,791)	7,657	(52,721)	(17,093)

Net income	56,026	93,592	109,493	161,405
Less: Net income attributable to noncontrolling interests	(1,647)	(1,571)	(3,155)	(2,891)

Net income attributable to Buckeye Partners, L.P.	$54,379	$92,021	$106,338	$158,514

Earnings per unit:
Basic	$0.56	$1.00	$1.10	$1.81

Diluted	$0.55	$1.00	$1.10	$1.80

Weighted average units outstanding:
Basic	97,818	91,743	96,524	87,728

Diluted	98,109	92,088	96,834	88,042

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Pipelines & Terminals	$167,312	$149,110	$333,240	$293,316
International Operations	50,428	52,990	100,663	98,065
Natural Gas Storage	16,469	14,085	26,680	33,689
Energy Services	746,821	864,125	1,777,247	1,915,437
Development & Logistics	13,152	10,580	25,617	20,171
Intersegment	(11,542)	(13,798)	(21,368)	(31,050)

Total revenue	$982,640	$1,077,092	$2,242,079	$2,329,628

Total costs and expenses: (1)
Pipelines & Terminals	$97,192	$81,318	$193,885	$154,197
International Operations	32,656	33,018	62,045	59,364
Natural Gas Storage	20,018	19,703	34,495	39,707
Energy Services	752,348	861,867	1,790,553	1,911,912
Development & Logistics	10,151	9,049	20,255	17,000
Intersegment	(11,542)	(13,798)	(21,368)	(31,050)

Total costs and expenses	$900,823	$991,157	$2,079,865	$2,151,130

Depreciation and amortization:
Pipelines & Terminals	$15,311	$13,214	$31,096	$25,775
International Operations	15,386	13,036	28,902	23,431
Natural Gas Storage	1,899	1,803	3,775	3,519
Energy Services	1,238	1,280	2,594	2,515
Development & Logistics	491	423	985	757

Total depreciation and amortization	$34,325	$29,756	$67,352	$55,997

Operating income (loss):
Pipelines & Terminals	$70,120	$67,792	$139,355	$139,119
International Operations	17,772	19,972	38,618	38,701
Natural Gas Storage	(3,549)	(5,618)	(7,815)	(6,018)
Energy Services	(5,527)	2,258	(13,306)	3,525
Development & Logistics	3,001	1,531	5,362	3,171

Total operating income	$81,817	$85,935	$162,214	$178,498

Adjusted EBITDA:
Pipelines & Terminals	$89,598	$84,113	$177,830	$174,233
International Operations	30,591	30,646	62,257	56,153
Natural Gas Storage	(388)	(2,612)	(1,656)	(160)
Energy Services	(3,206)	3,841	(9,378)	6,600
Development & Logistics	3,337	1,643	5,866	3,044

Adjusted EBITDA	$119,932	$117,631	$234,919	$239,870

Capital additions: (2)
Pipelines & Terminals	$34,709	$19,883	$72,106	$34,512
International Operations	38,506	38,692	73,499	60,395
Natural Gas Storage	203	3,339	1,729	4,821
Energy Services	203	514	487	690
Development & Logistics	66	—	179	43

Total capital additions	$73,687	$62,428	$148,000	$100,461

Summary of capital additions: (2)
Maintenance capital expenditures	$10,765	$12,293	$23,875	$19,766
Expansion and cost reduction	62,922	50,135	124,125	80,695

Total capital additions	$73,687	$62,428	$148,000	$100,461

	June 30, 2012	December 31, 2011
Key Balance Sheet information:
Cash and cash equivalents	$558	$12,986
Long-term debt, total (3)	2,279,909	2,393,574

(1)	Includes depreciation and amortization.
(2)	Amounts exclude accruals for capital expenditures.
(3)	Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $210.0 million and $324.0 million as of June 30, 2012 and December 31, 2011, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	724.9	668.4	693.7	640.3
Jet fuel	342.9	348.1	337.7	337.3
Middle distillates (1)	297.9	277.1	318.9	314.9
Other products (2)	31.3	32.0	25.9	27.3

Total pipelines throughput	1,397.0	1,325.6	1,376.2	1,319.8

Terminals:
Products throughput (3)	900.5	625.6	876.8	581.0

Pipeline Average Tariff (cents/bbl)	82.7	77.3	80.7	75.5

Energy Services (in millions of gallons):
Sales volumes	258.5	281.9	603.3	663.4

(1)	Includes diesel fuel, heating oil and kerosene.
(2)	Includes liquefied petroleum gas.
(3)	Amounts include throughput volumes at terminals acquired from BP Products North America Inc. and its affiliates and ExxonMobil Corporation on June 1, 2011 and July 19, 2011, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except per unit amounts and coverage ratio)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income	$56,026	$93,592	$109,493	$161,405
Less: Net income attributable to noncontrolling interests	(1,647)	(1,571)	(3,155)	(2,891)

Net income attributable to Buckeye Partners, L.P.	54,379	92,021	106,338	158,514
Add: Interest and debt expense	27,612	28,596	56,422	57,093
Income tax expense (benefit)	329	(17)	666	(193)
Depreciation and amortization	34,325	29,756	67,352	55,997
Non-cash deferred lease expense	975	1,031	1,950	2,061
Non-cash unit-based compensation expense	5,061	2,752	7,688	4,838
Less: Amortization of unfavorable storage contracts (1)	(2,749)	(2,396)	(5,497)	(4,328)
Gain on sale of equity investment	—	(34,112)	—	(34,112)

Adjusted EBITDA	$119,932	$117,631	$234,919	$239,870

Less: Interest and debt expense, excluding amortization of deferred financing costs and debt discounts	(26,767)	(27,438)	(54,684)	(54,832)
Income tax (expense) benefit	(329)	17	(666)	193
Maintenance capital expenditures	(10,765)	(12,293)	(23,875)	(19,766)

Distributable cash flow	$82,071	$77,917	$155,694	$165,465

Distributions for Coverage Ratio (2)	$94,054	$87,235	$188,104	$173,385

Coverage Ratio	0.87	0.89	0.83	0.95

(1)	Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.
(2)	Represents cash distributions declared for limited partner units (“LP units”) outstanding at the end of each respective period. Amounts for 2012 reflect actual cash distributions paid on LP units for the quarter ended March 31, 2012 and estimated cash distributions for the quarter ended June 30, 2012. Distributions with respect to the 7,445,999 Class B Units outstanding on the record date for the quarter ending March 31, 2012 and the 7,605,510 Class B units expected to be outstanding on the record date for the quarter ended June 30, 2012 are paid in additional Class B units rather than in cash.